Exhibit 3.2
                         COMMON STOCK PURCHASE AGREEMENT

         This Common Stock Purchase  Agreement (the "Agreement") is entered into
as of              ,  1998, by and among Sheridan Healthcare, Inc.,  a  Delaware
       -----------
corporation (the "Company") with its principal office at 4651 Sheridan Street, Hollywood, Florida 33021 and the purchaser whose name and address is set forth on the signature page hereto (the "Purchaser").

         IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

                                   Section 1.

                        Authorization and Sale of Shares
                        --------------------------------

         1.1  Authorization  of Sale of Shares.  The Company has  authorized the
sale of up to       shares (the  "Shares") of the  Company's common  stock,  par
              -----
value $.01 per share (the "Common Stock"), pursuant to a Registration Statement (such Registration Statement, together with the Prospectus comprising a part thereof, referred to herein as the "Registration Statement") on Form S-3 (File
No.                filed with,  and declared  effective by, the  Securities  and
     ------------)
Exchange Commission (the "Commission") pursuant to the provisions of the Securities Act of 1933, as amended (the "Act").

         1.2 Sale of Shares. At the Closing (as defined in Section 2), the Company will sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the number of shares of Common Stock specified below at a price of $___ per share:

   Number of Shares to be Purchased                           Aggregate Price
   --------------------------------                           ---------------

   -----------------------------                       $
                                                        ------------------------

         1.3 Sale of Remaining Shares. The Company proposes to enter into purchase agreements with certain other investors with respect to the sale of the balance of the Shares. There is no assurance that the Company will be successful in selling any or all of the balance of the Shares and the Company has not fixed a minimum number of the Shares to be sold.

                                   Section 2.

                             Closing Date, Delivery

         2.1 Closing Date. The closing (the "Closing") of the purchase and sale of the shares of Common Stock hereunder shall occur at the offices of on
-----------------------------------------------     -----------, 1998 or at such
other time as the parties hereto may agree (the "Closing Date").

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         2.2 Delivery. At the Closing, the Company will deliver to the Purchaser a certificate (or certificates), representing the shares to be purchased by the Purchaser, registered in the Purchaser's name as shown on the signature page hereof or, if different, in the name of the Purchaser's nominee as indicated on the signature page. Such delivery shall be against payment of the purchase price for and shares purchased determined pursuant to Section 1.2 above by wire transfer to a bank account as specified in instructions provided to such Purchaser by the Company. The location of delivery of and the form of payment for such shares may be varied by agreement between the Company and the Purchaser.

         2.3 Subsequent Sales of Shares. At any time on or after the date hereof, the Company may sell up to the balance of the Shares not sold at the Closing of the Purchaser and upon such terms as may be approved by the Board of Directors of the Company.

                                   Section 3.

                  Representations and Warranties of the Company

         The Company represents and warrants to the Purchaser as follows:

         (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement; the Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the Company.

         (b) The Company has full power and authority (corporate and otherwise) to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement on the part of the Company, enforceable against the Company in accordance with its terms, except as rights may be limited by applicable laws of equitable principles and except as enforcement hereof may be limited to applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; the performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation, the sale of the Shares, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any lease, contract or other agreement or instrument to which the Company is a party or by which its properties are bound, or (ii) the Certificate of Incorporation or By-Laws of the Company or (iii) any law, order, rule, regulation, writ, injunction or decree of any court or governmental agency or body binding on the Company; and the Company is not required to obtain or make (as the case may be) any consent, approval, authorization, order, designation or filing by or with any court or regulatory, administrative or other governmental agency or body is required for the consummation by the Company of the transactions herein contemplated, except such as may be required under the Act and state securities laws.

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

         (c) The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, 1,000,000 shares of Class A Common Stock and 5,000,000 shares of Preferred Stock, in each case with a par value of $.01 per share. As of the date hereof, the Company has outstanding [ ] shares of Common Stock, all of which are validly issued,
          ------ fully paid and non-assessable and which represents all of the outstanding shares of capital stock of the Company.

         (d) The shares of Commons Stock to be purchased from the Company hereunder have been duly authorized for issuance and, when issued and delivered to the Purchaser by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and non-assessable.

         (e) Subsequent to the respective dates as of which information is given in the Registration Statement there has not been (i) any material adverse change, or any development which, in the Company's reasonable judgment, is likely to cause a material adverse change, in the business, properties or assets described or referred to in the Registration Statement, or the results of operations, conditions (financial or otherwise), business or operations of the Company, (ii) any transaction which is material to the Company, except transactions in the ordinary course of business, (iii) any obligation, direct or contingent, which is material to the Company, incurred by the Company, except obligations incurred in the ordinary course of business, (iv) any material change in the capital stock or outstanding indebtedness of the Company or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company.

         (f) The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq national Market.

         (g) The Registration Statement has become effective and the Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement or the Prospectus contained therein, or proceedings instituted for that purpose.

         (h) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the requirements of the Act and the published rules and regulations of the Commission. The Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
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


                                   Section 4.

                Representations and Warranties of the Purchaser.
                ------------------------------------------------

         The Purchaser hereby represents and warrants to the Company as follows:

         This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as may be limited by applicable laws or equitable principles and except as enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. The Purchaser is a "qualified institutional buyer" as such term is defined in Rule 144A under the Act or affiliate thereof.

                                   Section 5.

                       Conditions to Closing of Purchaser
                       ----------------------------------

         The Purchaser's obligation to purchase shares at the Closing is subject to fulfillment or waiver as of the Closing Date of the following conditions:

         (a) The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

         (b)  All  covenants,   agreements  and  conditions  contained  in  this
         Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all respects.

         (c) The Purchaser shall have received a legal opinion of Goodwin, Procter & Hoar LLP counsel to the Company, in substantially the form of Exhibit A.

         (d) The Registration Statement shall continue to be effective, and no stop order suspending the effectiveness thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company, threatened, by the Commission.

                                   Section 6.
                        Conditions to Closing of Company
                        --------------------------------

         The Company's obligation to sell and issue the Shares at the closing is subject to the fulfillment or waiver as of the Closing Date of the following conditions:

         (a) The representations made by the Purchaser in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

         (b) All covenants, agreements and conditions contained in the Agreement to be performed by the Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

         (c) The Registration Statement shall continue to be effective, and no stop order suspending the effectiveness thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company, threatened, by the Commission.

                                   Section 7.

                                  Miscellaneous
                                  -------------

         7.1 Waivers and Amendments. The terms of this Agreement may be waived or amended only with the written consent of the Company and the Purchaser. The failure by either party at any time to enforce or to require the performance of any provision of this Agreement shall in no way be construed to be a waiver of any such provision and shall not affect the rights of such party hereunder thereafter to enforce or require the performance of such provision in accordance with the terms of this Agreement.

         7.2 Governing Law. This Agreement shall be governed in all respects by the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws rules thereof.

         7.3 Successors and Assigns. This Agreement may not be assigned by the Purchaser without the written consent of the Company.

         7.4 Entire Agreement. This Agreement, which includes the Exhibits hereto, constitutes the full and entire understanding and agreement between the parties with regard to the subjects thereof.

         7.5 Notices, etc. Any notice or other communication required or permitted under this Agreement shall be in writing and may be sent by personal delivery, by telecopy, overnight delivery service or U.S. mail, in which event it shall be mailed first-class, certified or registered, postage prepaid. All such notices and communications must be addressed to the Company or the Purchaser, as the case may be, at their respective addresses and telecopy number set forth (i) at the beginning of this Agreement in the case of the Company's address and to (954) 987-8359, Attention: Chief Financial Officer, in the case of a telecopy sent to the Company, and (ii) on the signature page hereto in the case of the Purchaser, or at such other address or telecopy number as the Company or the Purchaser shall have furnished to the other party in writing. All notices and other communications shall be effective upon the earlier of actual receipt thereof and (A) in the case of notices and communications sent by personal delivery or telecopy, three hours following the first time during normal business following the time at which such notice or communication arrives at the applicable address or was successfully sent to the applicable telecopy number, (B) in the case of notices and communications sent by overnight delivery service, at noon (local time) on the first business day following the day such notice or communication was sent, and (C) in the case of notices and communications sent by U.S. mail, five days after such notice or communication shall have been deposited in the U.S. mail.

         7.6  Titles  and   Subtitles.   The  titles  and  the   paragraphs  and
subparagraphs of this Agreement are for convenience or reference only and are not to be considered in construing this Agreement.

         7.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         7.8 Further Assurances. Each party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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


         7.9 Expenses. The Company and the Purchaser shall each bear its own expense incurred on its behalf with respect to this Agreement and the transactions contemplated hereby, including fees of legal counsel.

         7.10 Survivability. The respective representations and covenants of the parties hereto shall survive the Closing of the transactions contemplated hereby.

         The foregoing Agreement is hereby executed as of the date first above written.

                                           SHERIDAN HEALTHCARE, INC.


                                           By:
                                               ---------------------------------



PURCHASER:

Name of Purchaser (Print):

---------------------------------


By:
    -----------------------------
    Name:
    Title:

---------------------------------
Address

---------------------------------
Telephone

---------------------------------
Telecopy

---------------------------------
Nominee Name (if any)



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